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                                                                    EXHIBIT 23.1

                     CONSENT OF THE INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01131, 333-26451, and 333-66339) and Form S-3
(No. 333-15827) of Aegis Communications Group, Inc. of our reports dated
March 2, 2001, except for Note 20, as to which the date is March 15, 2001, relating to the financial statements and our report dated March 2, 2001 related to the financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
March 29, 2001